                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a party other than the Registrant /X/
Check the appropriate box:
/ /  Preliminary proxy statement      / /    Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/X/  Soliciting material under Rule 14a-12

                                  HAGGAR CORP.
                                  ------------
                (Name of Registrant as Specified in Its Charter)

                          KAHN BROTHERS & CO., INC.
                         ------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/         No fee required.

/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

(1)         Title of each class of securities to which transaction applies: Not applicable
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(2)         Aggregate  number of securities to which  transaction  applies:  Not applicable
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(3)         Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was  determined):  Not applicable
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(4)         Proposed maximum aggregate value of transaction:  Not applicable
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(5)         Total fee paid: Not applicable

/ /         Fee paid previously with preliminary materials.

/ /         Check box if any part of the fee is offset as  provided  by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration  statement number, or the form or schedule and the date of its filing.

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(1)         Amount Previously Paid: Not applicable
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(2)         Form, Schedule or Registration Statement No.: Not applicable
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(3)         Filing Party: Not applicable
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(4)         Date Filed: Not applicable
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                                EXPLANATORY NOTE

            Kahn Brothers & Co., Inc. ("Kahn  Brothers") is filing materials contained in this Schedule 14A with the  Securities  and Exchange  Commission in connection with a possible solicitation of proxies in support of the election of the nominees of Kahn Brothers  &  Co. Profit  Sharing Plan &  Trust (the
"Trust") to the Board of Directors of Haggar Corp.  (the  "Company") at the next annual meeting of the shareholders of the Company (the "Annual Meeting"). Thomas
G.  Kahn,  a nominee of the  Trust,  is the  President  of Kahn  Brothers  and a
co-trustee of the Trust.

            Item 1: On December  18,  2002,  Thomas G. Kahn sent a letter to the
Chief Executive  Officer of the Company opposing  allegations  which appeared in the  Company's  press release dated  December 16, 2002 and  requesting  that the
Company  schedule a date for the Annual Meeting.

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Item 1:
                          KAHN BROTHERS & COMPANY, INC.
                              Investment Management
                               555 Madison Avenue
                          New York, New York 10022-3301

                                                               December 18, 2002

Via Federal Express and Fax - (603) 643-2566

Mr. Joe Haggar, III
Haggar Corp.
6311 Lemmon Avenue
Dallas, Texas 75209

Dear Mr. Haggar:

            While we are pleased that Haggar  Corporation has partially complied with our  request  for certain  books and  records  relating to the  shareholder records of the company,  we are disappointed that it has decided to continue its frivolous  lawsuit  and not to provide us with  certain  legitimate  shareholder records in connection with our potential proxy contest. You have also decided to actively conduct a public  relations  campaign against us as evidenced by Haggar
Corporation's  press release dated  December 16, 2002. It is quite apparent that the press  release  mischaracterizes  both our  requests to examine  shareholder records  and our  belief  that  representatives  of  institutional  shareholders committed to the principles of good corporate  governance should be appointed to the Board of Directors.

            Investment  professionals  serve on the Boards of numerous companies and their interests are clearly aligned with the interests of all  shareholders,
i.e., to maximize shareholder value. To suggest that we would have a conflict of interest  if we joined the Board is both  inappropriate  and  misleading.  I can assure  you that if we are  elected  to the Board we will,  consistent  with our
fiduciary   duties,   abide  by  all  insider  trading  rules  and  protect  the confidentiality of all information provided to us as directors. The interests of my  client  shareholders  are the  same as those  of all  long-suffering  Haggar
Corporation  shareholders.  You also know that both I and my  associates at Kahn
Brothers and other  institutional  shareholders have made numerous  constructive suggestions for  consideration by the Board of Directors over the last number of years in order to build shareholder  value. One can raise very serious questions about the efforts of our Board and the disappointing  results it has achieved in view of Haggar Corporation's performance over the last number of years.

                                       3

            We  believe  that  Haggar   Corporation   should   discontinue   its
unnecessary  litigation,  schedule a date for the annual meeting of shareholders and allow each of us to present our  platform  to  shareholders  for a vote.  We
believe   shareholders  will  vote  for  a  new  slate  which  is  committed  to constructive change and the creation of shareholder value and not one handpicked by existing  management.  We are  significant  shareholders,  are  committed  to principles of sound corporate  governance,  intend to present our ideas both now and in the future and are not going away.

            We also  understand  that one of our concerns with  deficiencies  of this Board  with  respect  to  shareholder  relations  is  apparently  now being addressed. The Board of Directors has retained Thompson Financial Corp. Group to provide investor  relationship  services and management has commenced an unusual campaign to meet with institutional shareholders. (My advice that proxy contests divert  management's  attention  from  running the  corporation's  business  was ignored  and is  proving  so  true.) We trust  that the  focus of your  investor relations program will be to keep an open dialogue with institutional  investors and not merely to seek institutional votes for management's  handpicked slate in anticipation of our potential proxy contest.

                                Very truly yours,

                                /s/Thomas G. Kahn

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                             SUPLEMENTAL INFORMATION

            The Trust intends to make a preliminary filing with the SEC of proxy materials to be used to solicit  votes for the election of the Trust's  nominees at the next Annual Meeting.  The Trust strongly  advises all stockholders of the
Company to read the proxy statement and any other relevant  documents when it is available  because it will contain important  information.  Such proxy statement and any other relevant documents will be available at no charge on the SEC's web site at http://www.sec.gov.

            The Trust  beneficially owns 29,600 shares of common stock, $.10 par value of the Company (the  "Common  Stock").  Kahn  Brothers  beneficially  owns
784,669  shares of Common  Stock  which are held in the names of its  investment advisory clients.  Messrs.  Thomas G. Kahn and Mark E. Schwarz  beneficially own
837,269 and 4,200 shares of Common Stock,  respectively.  Each of Kahn Brothers, the Trust, Thomas G. Kahn and Mark E. Schwarz (collectively, the "Participants")
may be deemed  participants  in the  solicitation  of  proxies in respect of the annual meeting and the matters to be voted on. Additional  information regarding the  Participants  is included in their Schedule 13D, as amended,  jointly filed with the SEC on December 4, 2002.

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